Exhibit 99.1

Consolidated Freightways Corporation

Consolidating Income Statements

For the Month Ended November 30, 2003

(Unaudited)

	Consolidated Freightways Corporation of Delaware	Consolidated Freightways Corporation	CF AirFreight Corporation	Leland James Service Corporation	Redwood Systems Inc.	CF MovesU Inc.	CFCD 2002 LLC	CFCD 2002 Member LLC	CFCD 2002A LLC	CFCD 2002A Member LLC	Total
Revenue - Customers	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Revenue - Affiliates	—	—	—	—	—	—	—	—	—	—	—

Total Revenue	—	—	—	—	—	—	—	—	—	—	—

Operating Expenses	223,908	—	5,941	16	—	13	4,992	—	—	—	234,870
Salaries, Wages, and Benefits	323,503	—	—	—	—	—	—	—	—	—	323,503
Purchased Transportation	3,638	—	6,307	—	—	—	—	—	—	—	9,945
Operating Taxes and Licensing	233,778	—	—	—	—	—	285,361	—	(25,410)	—	493,729
Claims and Insurance	169,660	—	—	—	—	—	21,686	—	5,276	—	196,622
Rents	(57,573)	—	—	—	—	—	—	—	—	—	(57,573)
Depreciation	—	—	—	—	—	—	—	—	—	—	—
Amortization	—	—	—	—	—	—	—	—	—	—	—
Other G&A Expense	915,376	—	8,474	(16)	—	—	—	—	—	—	923,834
(Gain)/Loss on Sales of Assets	(11,754,170)	—	(562)	—	—	—	(1,212,487)	—	(637,456)	—	(13,604,675)

Total Operating Expenses	(9,941,880)	—	20,160	—	—	13	(900,448)	—	(657,590)	—	(11,479,745)

Operating Income (Loss)	9,941,880	—	(20,160)	—	—	(13)	900,448	—	657,590	—	11,479,745
Interest on Debt	—	—	—	—	—	—	—	—	—	—	—
Affiliate Interest Expense	—	—	—	—	—	—	—	—	—	—	—

Interest Expense	—	—	—	—	—	—	—	—	—	—	—
Temporary Investment Interest	39,011	—	—	—	—	—	27,645	—	5,825	—	72,481
Affiliate Interest Income	—	—	—	—	44,989	—	—	—	—	—	44,989
Other Interest Income	66,788	—	—	—	—	—	—	—	—	—	66,788

Interest Income	105,799	—	—	—	44,989	—	27,645	—	5,825	—	184,258
Debt Expense	—	—	—	—	—	—	—	—	—	—	—
Other Miscellaneous, Net	(121,436)	—	—	—	—	—	—	—	—	—	(121,436)

Income (Loss) Before Taxes	9,926,243	—	(20,160)	—	44,989	(13)	928,093	—	663,415	—	11,542,567
Federal Income Tax Current	—	—	—	—	—	—	—	—	—	—	—
Federal Income Tax Deferred	—	—	—	—	—	—	—	—	—	—	—
State Income Tax Current	—	—	—	—	—	—	—	—	—	—	—
Foreign Income Tax Current	—	—	—	—	—	—	—	—	—	—	—

Income Taxes	—	—	—	—	—	—	—	—	—	—	—
Net Income (Loss)	$9,926,243	$—	$(20,160)	$—	$44,989	$(13)	$928,093	$—	$663,415	$—	$11,542,567